                                  SCHEDULE 14C
                                  RULE 14C-101)

                 INFORMATION REQUIRED IN INFORMATION STATEMENT

                            SCHEDULE 14C INFORMATION
       INFORMATION STATEMENT PURSUANT TO SECTION 14(c) OF THE SECURITIES
                 EXCHANGE ACT OF 1934 (AMENDMENT NO.          )

--------------------------------------------------------------------------------
Check the appropriate box:

     [ ] Preliminary information statement   [ ] Confidential, for use of the
                                                 Commission only (as permitted
     [X] Definitive information statement        by Rule 14(c)-5(d)(2))

     [X] Definitive Additional Materials


                           New England Funds Trust I
                (Name of Registrant as Specified In Its Charter)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act 14c-5(g) and 0-11.

   1) Title of each class of securities to which transaction applies:

   2) Aggregate number of securities to which transaction applies:

   3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

   4) Proposed maximum aggregate value of transaction:

   5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   1) Amount Previously Paid:

   2) Form, Schedule or Registration Statement No.:

   3) Filing Party:

   4) Date Filed:

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
December 1997



Dear New England Star Small Cap Fund Shareholder:

We are writing to inform you about an important change to a sub-advisory agreement that pertains to one segment of your Fund. An information statement explaining the change has been enclosed. Please take a moment to read it and keep this document with your prospectus.

Robertson, Stephens & Company Investment Management, L.P. (Robertson Stephens), which manages a segment of New England Star Small Cap Fund, was acquired by BankAmerica Corporation effective September 30, 1997. As a result of the acquisition, the sub-advisory agreement between New England Funds Management,
L. P. and Robertson Stephens was automatically terminated and a new agreement has been established in its place.

THE ACQUISITION HAS NOT CHANGED THE MANAGEMENT OR OPERATIONS OF ROBERTSON STEPHENS. Robertson Stephens has advised your Fund's Trustees that it expects no change in the scope and quality of sub-advisory services as a result of the acquisition. Your Fund's Trustees based their decision to enter into a new sub-advisory agreement on careful evaluation of Robertson Stephens' experience, performance, portfolio management personnel and quality service. THE TRUSTEES BELIEVE THE ACQUISITION WILL HAVE NO IMPACT ON THE MANAGEMENT OF THIS SEGMENT OF THE FUND. JOHN WALLACE WILL CONTINUE TO MANAGE THIS SEGMENT OF THE FUND.

If you have any questions about the acquisition or any aspect of the Fund, please contact your financial representative or New England Funds at 800-225-5478.

Sincerely,

/s/ Henry L.P. Schmelzer
Henry L.P. Schmelzer
President

                        NEW ENGLAND STAR SMALL CAP FUND

                             INFORMATION STATEMENT

     This information statement is being furnished by the Board of Trustees of New England Funds Trust I (the "Trust"), to the shareholders of New England Star Small Cap Fund (the "Fund"), a series of the Trust. This information statement is being mailed on or about December 15, 1997 to all the Fund's shareholders of record as of December 1, 1997. A copy of the Fund's Semi-Annual Report for the six months ended June 30, 1997 may be obtained without charge by writing to New England Funds, L.P. ("NEF") at 399 Boylston Street, Boston, Massachusetts 02116, or by calling (800) 225-5478.

NO SHAREHOLDER VOTE WILL BE TAKEN WITH RESPECT TO THE MATTERS DESCRIBED IN THIS INFORMATION STATEMENT. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

INTRODUCTION

     The Fund is a multi-manager mutual fund. New England Funds Management, L.P. ("NEFM") acts as adviser to the Fund. The portfolio of the Fund is divided into four segments, each of which is managed by a different money management firm, as sub-adviser to NEFM. Robertson, Stephens & Company Investment Management, L.P. ("Robertson Stephens") has managed one of the segments of the Fund (the "Segment") since the Fund's inception. Prior to October 1, 1997, Robertson Stephens managed the Segment pursuant to a sub-advisory agreement dated December 31, 1996 (the "Previous Sub-Advisory Agreement") between Robertson Stephens and NEFM. Robertson Stephens has continued to manage the Segment pursuant to a new sub-advisory agreement between NEFM and Robertson Stephens dated October 1, 1997 (the "New Sub-Advisory Agreement"), following the acquisition of the Robertson Stephens group of companies by BankAmerica Corporation ("BankAmerica") on October 1, 1997 (the "Acquisition").

     As required by the Investment Company Act of 1940 (the "1940 Act"), the Previous Sub-Advisory Agreement between NEFM and Robertson Stephens provided for its automatic termination in the event of its "assignment." Because the Acquisition by BankAmerica represented an ownership and control change of Robertson Stephens, it constituted an "assignment" under the 1940 Act and thus terminated the Previous Sub-Advisory Agreement.

     The 1940 Act generally provides that an investment adviser or subadviser to a mutual fund may act as such only pursuant to a written contract which has been approved by a vote of the fund's shareholders, as well as by a vote of a majority of the trustees of the fund who are not parties to such contract or interested persons of any party to such contract. The Trust and NEFM, however, have received from the Securities and Exchange Commission an exemption from the shareholder approval voting requirement in certain circumstances (the "SEC Exemption"). Under the SEC Exemption, NEFM is permitted, under specified conditions, to enter into new and amended sub-advisory agreements for the management of the portfolio of the Fund or a segment thereof, including agreements with new sub-advisers and agreements with existing sub-advisers if there is a material change in the terms of the sub-advisory agreement or if there is an "assignment," as defined in the 1940 Act, or other event causing termination of the existing sub-advisory agreement, without obtaining the approval of the Fund's shareholders of such new or amended sub-advisory agreement. Such agreements must nevertheless be approved by the Trust's Board of Trustees, in accordance with the requirements of the 1940 Act. One of the conditions of the SEC Exemption is that within 90 days after entering into a new or amended sub-advisory agreement without shareholder approval, the Fund must provide an information statement to its shareholders setting forth substantially the information that would be required to be contained in a proxy statement for a meeting of shareholders to vote on the approval of the agreement. In accordance with the SEC Exemption, the Trust is furnishing this information statement to the Fund's shareholders in order to provide information regarding the Acquisition and the New Sub-Advisory Agreement with Robertson Stephens.

THE ACQUISITION

     On October 1, 1997, BankAmerica acquired (i) all of the shares of Robertson, Stephens & Company, Inc. ("RS Inc."), the sole general partner of Robertson Stephens, and (ii) all ownership interests in Robertson, Stephens & Company Group, L.L.C. ("RS Group"). Prior to the Acquisition, RS Group, together with RS Inc., owned 100% of the membership interests in RS Regulated I, L.L.C. ("RSRI"). As part of the Acquisition, RS Group and RS Inc. were merged on October 1, 1997, into a newly created BankAmerica subsidiary, Robertson Stephens Investment Management Co. ("RS Company"). RS Company presently holds the 99% membership interests in RSRI which were held by RS Group prior to the Acquisition. RS Company's newly created, wholly-owned subsidiary, Bayview Holdings, Inc. ("Bayview") presently holds the 1% membership interest in RSRI which was held by RS Inc. prior to the Acquisition. Bayview is both the general partner of Robertson Stephens and the managing member of RSRI. RSRI is the sole limited partner of Robertson Stephens. Thus, with the acquisition of RS Inc. and RS Group by BankAmerica, Robertson Stephens is now indirectly held, in its entirety, by BankAmerica. (Prior to the Acquisition, Sanford R. Robertson and Paul H. Stephens could be deemed to control Robertson Stephens due to their percentage ownership interests in RS

Group and RS Inc. Mr. Robertson owned approximately 15% of the outstanding voting securities of each, and Mr. Stephens owned approximately 12% of such securities.)

     BankAmerica paid approximately $540 million in consideration to acquire the Robertson Stephens group of companies. Of that amount, $245 million was paid to the members of RS Group and the stockholders of RS Inc. on October 1, 1997; $225 million will be paid to them in additional installments during each of the next three years if they remain employed by Robertson Stephens. The remaining $70 million will be paid into a "retention pool" for the benefit of certain key Robertson Stephens employees, who will receive payments out of the pool in installments during the four-year period following the Acquisition if they remain employed by Robertson Stephens.

     The consideration for the Acquisition is being paid in installments principally in order to provide an incentive to Robertson Stephens employees, including key investment professionals, to continue their association with Robertson Stephens. Any person whose employment with Robertson Stephens is terminated before he or she receives all of the consideration related to the Acquisition or payments from the retention pool to which he or she is entitled (unless that person's employment is terminated by Robertson Stephens without cause or unless that person leaves for "good reason," as defined in his or her employment contract) will forfeit any such amount not yet paid at the time of the termination.

     The Acquisition did not change the management or operations of Robertson Stephens, nor any of the personnel managing the Segment or the other services or business activities relating to the Segment. Robertson Stephens does not believe that the Acquisition caused any reduction in the quality of services now provided to the Fund, nor has any adverse effect on Robertson Stephens' ability to fulfill its obligations relating to the Fund.

ADVISORY AGREEMENT

     NEFM has acted as the Fund's adviser since the Fund's inception pursuant to an advisory agreement dated December 31, 1996 (the "Advisory Agreement"). The Trustees of the Trust approved the Advisory Agreement at a meeting held on October 25, 1996, and the Fund's initial shareholder approved it on December 28, 1996. The purpose of the submission of the Advisory Agreement for shareholder approval at such time was for its initial approval upon the Fund's inception.

     Under the Advisory Agreement, NEFM has overall advisory and administrative responsibility with respect to the Fund. The Advisory Agreement also provides that NEFM will, subject to NEFM's rights to delegate such responsibilities to third parties, provide to the Fund both (1) portfolio management services (defined to mean managing the investment and reinvestment of the assets of the

Fund, subject to the supervision and control of the Trustees of the Trust) and
(2) administrative services (defined to mean furnishing or paying the expenses of the Fund for office space, facilities and equipment, services of executive and other personnel of the Trust and certain other administrative and general management services). Under the Advisory Agreement, the annual management fee rate payable by the Fund to NEFM is 1.05% of the Fund's average daily net assets.

PREVIOUS SUB-ADVISORY AGREEMENT

     NEFM has delegated its responsibility under the Advisory Agreement to provide portfolio management services to the Fund to four sub-advisers, each sub-adviser managing a different segment of the Fund's portfolio. Pursuant to the Previous Sub-Advisory Agreement between NEFM and Robertson Stephens, NEFM delegated responsibility for managing the assets of the Segment to Robertson Stephens. The Previous Sub-Advisory Agreement required Robertson Stephens to manage the investment and reinvestment of the assets of the Segment, subject to the supervision of NEFM. Under the terms of the Previous Sub-Advisory Agreement, Robertson Stephens was authorized to effect portfolio transactions for the Segment, using its own discretion and without prior consultation with NEFM. Robertson Stephens was also required to report periodically to NEFM and the Trustees of the Trust.

     Under the Previous Sub-Advisory Agreement, Robertson Stephens was entitled to receive from NEFM (and not from the Fund) a sub-advisory fee at the annual rate of 0.55% of the first $50 million of the average daily net assets of the Segment and 0.50% of such assets in excess of $50 million.

     The Previous Sub-Advisory Agreement was approved by the Trustees of the Trust at a meeting held on October 25, 1996, and the Fund's initial shareholder approved it on December 28, 1996. The purpose of the submission of the Previous Sub-Advisory Agreement for shareholder approval at such time was for its initial approval upon the Fund's inception.

NEW SUB-ADVISORY AGREEMENT

     Like the Previous Sub-Advisory Agreement, the New Sub-Advisory Agreement requires Robertson Stephens to manage the investment and reinvestment of the assets of the Segment, subject to the supervision of NEFM. Under the terms of the New Sub-Advisory Agreement, Robertson Stephens is authorized to effect portfolio transactions for the Segment, using its own discretion and without prior consultation with NEFM. Robertson Stephens is also required to report periodically to NEFM and the Trustees of the Trust.

     The New Sub-Advisory Agreement provides that it will continue in effect for two years from its date of execution and thereafter from year to year if its continuance is approved at least annually (i) by the Board of Trustees of the

Trust or by vote of a majority of the outstanding voting securities of the Fund, and (ii) by vote of a majority of the Trustees who are not "interested persons," as that term is defined in the 1940 Act, of the Trust, NEFM or Robertson Stephens, cast in person at a meeting called for the purpose of voting on such approval. Any amendment to the New Sub-Advisory Agreement must be approved by NEFM and Robertson Stephens, and, if required by law, by vote of a majority of the outstanding voting securities of the Fund and by vote of a majority of Trustees of the Trust who are not such interested persons, cast in person at a meeting called for the purpose of voting on such approval. The New Sub-Advisory Agreement was approved by the Trustees of the Trust at a meeting held on July 22, 1997.

     The New Sub-Advisory Agreement may be terminated without penalty by vote of the Board of Trustees of the Trust or by vote of a majority of the outstanding voting securities of the Fund, upon sixty days' written notice, or by Robertson Stephens or NEFM upon sixty days' written notice, and will terminate automatically in the event of its assignment. The New Sub-Advisory Agreement will automatically terminate if the Advisory Agreement for the Fund is terminated. Like the Previous Sub-Advisory Agreement, the New Sub-Advisory Agreement provides that Robertson Stephens will not be subject to any liability for any error of judgment, any mistake of law or any loss arising out of any investment or other act or omission in the course of, connection with, or arising out of any service to be rendered under the New Sub-Advisory Agreement, except by reason of Robertson Stephens' willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of reckless disregard by Robertson Stephens of its obligations and duties.

     As compensation for its services under the New Sub-Advisory Agreement, Robertson Stephens is entitled to receive from NEFM sub-advisory fees calculated at the same rate as those charged under the Previous Sub-Advisory Agreement described above.

     The Previous Sub-Advisory Agreement by its terms terminated upon the Acquisition, since the Acquisition constituted a change of control of Robertson Stephens for purposes of the 1940 Act. Because of this, the Trustees of the Trust approved the New Sub-Advisory Agreement, which became effective on October 1, 1997 upon the consummation of the Acquisition. The New Sub-Advisory Agreement is substantially identical, except for its date, to the Previous Sub-Advisory Agreement.

     The Trustees of the Trust believe that the terms of the New Sub-Advisory Agreement are fair to, and in the best interest of, the Fund and its shareholders.

     In evaluating the New Sub-Advisory Agreement, the Trustees of the Trust considered the fact that the Previous Sub-Advisory Agreement and the New Sub-Advisory Agreement are substantially identical to each other, including the terms relating to the services to be provided and the fees to be paid by NEFM to

Robertson Stephens thereunder. The Trustees considered the performance of Robertson Stephens to date in providing services to the Segment, and the skills and capabilities of the personnel of Robertson Stephens.

     The Trustees of the Trust reviewed material furnished by Robertson Stephens and BankAmerica. Those materials include information regarding Robertson Stephens, BankAmerica, their respective affiliates and their personnel, operations and financial condition and the terms of the Acquisition and the possible effects of the Acquisition on the Fund and the shareholders of the Fund. It was represented to the Trustees that Robertson Stephens and BankAmerica believe that the operations of the Fund and the capability of Robertson Stephens to provide services to the Segment would not be adversely affected by the Acquisition and could be enhanced from the resources of BankAmerica, although there could be no assurance as to any particular benefits that will result.

     In approving the New Sub-Advisory Agreement, the Trustees of the Trust carefully evaluated the experience of Robertson Stephens's key personnel in portfolio management, the arrangements made to secure the continued service of the key personnel in portfolio management and the high quality of services Robertson Stephens is expected to continue to provide to the Segment, and gave careful consideration to all factors deemed to be relevant to the Fund, including, but not limited to: (1) the performance of the Segment since the Fund's commencement of operations; (2) the research-intensive nature and quality of the services expected to be rendered to the Segment; (3) the importance of such research and services to the fulfillment of the particular investment objective of the Fund and the investment policies of the Segment; (4) that the compensation payable to Robertson Stephens by NEFM under the New Sub-Advisory Agreement is at the same rate as the compensation payable by NEFM to Robertson Stephens under the Previous Sub-Advisory Agreement; (5) that the material terms of the New Sub-Advisory Agreement are unchanged from the Previous Sub-Advisory Agreement; (6) the reputation, qualification and background of Robertson Stephens and BankAmerica and their respective financial conditions; (7) the commitment of Robertson Stephens to pay or reimburse the Fund for the expenses incurred in connection with the Acquisition so that shareholders of the Fund would not bear those expenses; (8) the benefits expected to be realized as a result of Robertson Stephens's affiliation with BankAmerica, including the resources of BankAmerica that could be available to Robertson Stephens; (9) Robertson Stephens's current brokerage policies and practices, as described below, and Robertson Stephens's intentions to continue such policies and practices; and (10) other factors they deemed relevant.

     Robertson Stephens has advised the Trustees of the Trust that it expects that there will be no diminution in the scope and quality of sub-advisory services provided to the Segment as a result of the Acquisition. Accordingly, the Trustees of the Trust believe that the Segment should continue to receive services under the New Sub-Advisory Agreement comparable to those it received under the Previous Sub-Advisory Agreement.

BROKERAGE POLICIES

     It is the policy of Robertson Stephens, in effecting transactions in portfolio securities, to seek the best execution of orders. The determination of what may constitute best execution in a securities transaction involves a number of judgmental considerations, including, without limitation, the overall direct net economic result to the Segment (involving both price paid or received and any commissions and other costs), the efficiency with which the transaction is effected, the ability to effect the transaction at all when a large block is involved, the availability of the broker to stand ready to execute possibly difficult transactions for the Segment in the future, and the financial strength and stability of the broker.

     Subject to the policy of seeking best execution of orders at the most favorable prices, Robertson Stephens may execute transactions with brokerage firms which provide research services and products to Robertson Stephens. The phrase "research services and products" includes advice as to the value of securities, the advisability of investing in, purchasing or selling securities, the availability of securities or purchasers or sellers of securities, the furnishing of analyses and reports concerning issuers, industries, securities, economic factors and trends, portfolio strategy and the performance of accounts and the obtainment of products such as third party publications, computer and electronic access equipment, software programs and other information and accessories that may assist Robertson Stephens in furtherance of its investment advisory responsibilities to its advisory clients. Such services and products permit Robertson Stephens to supplement its own research and analysis activities, and provide it with information from individuals and research staffs of many securities firms. Generally, it is not possible to place a dollar value on the benefits derived from specific research services and products. Robertson Stephens may receive a benefit from these research services and products which is not passed on, in the form of a direct monetary benefit, to the Segment. If Robertson Stephens determines that any research product or service has a mixed use, such that it also serves functions that do not assist in the investment decision-making process, Robertson Stephens may allocate the cost of such service or product accordingly. The portion of the product or service that Robertson Stephens determines will assist it in the investment decision-making process may be paid for in brokerage commission dollars. Any such allocation may create a conflict of interest for Robertson Stephens. Subject to the standards outlined in this and the preceding paragraph, Robertson Stephens may arrange to execute a specified dollar amount of transactions through a broker that has provided research products or services. Such arrangements do not constitute commitments by Robertson Stephens to allocate portfolio brokerage upon any prescribed basis, other than upon the basis of seeking best execution of orders.

     Research services and products obtained by Robertson Stephens from brokers who execute portfolio transactions for the Fund may be useful to Robertson Stephens in providing investment advice to any of the funds or clients it advises. Likewise, information made available to Robertson Stephens from brokers effecting securities transactions for such other funds and clients may be utilized on behalf of the Fund. Thus, there may be no correlation between the amount of brokerage commissions generated by a particular fund or client and the indirect benefits received by that fund or client.

     Subject to the policy of seeking the best execution of orders and to such policies as the Board of Trustees of the Trust may establish from time to time, sales of shares of the Fund may also be considered as a factor in the selection of brokerage firms to execute portfolio transactions for the Segment.

     Because selection of executing brokers is not based solely on net commissions, the Segment may pay an executing broker a commission higher than that which might have been charged by another broker for that transaction. Robertson Stephens will not knowingly pay higher mark-ups on principal transactions to brokerage firms as consideration for receipt of research services or products. While it is not practicable for Robertson Stephens to solicit competitive bids for commissions on each portfolio transaction, consideration is regularly given to available information concerning the level of commissions charged in comparable transactions by various brokers. Transactions in over-the-counter securities are normally placed with principal market makers, except in circumstances where, in the opinion of Robertson Stephens, better prices and execution are available elsewhere.

     Subject to the overriding objective of obtaining the best possible execution of orders, Robertson Stephens may allocate brokerage transactions to affiliated brokers. In order for the affiliated broker to effect portfolio transactions for the Segment, the commissions, fees or other remuneration received by the affiliated broker must be reasonable and fair compared to the commissions, fees and other remuneration paid to other brokers in connection with comparable transactions involving similar securities being purchased or sold on a securities exchange during a comparable period. Furthermore, the Trustees of the Trust, including a majority of those Trustees who are not "interested persons" of the Trust as defined in the 1940 Act, have adopted procedures which are reasonably designed to provide that any commissions, fees or other remuneration paid to an affiliated broker are consistent with the foregoing standard.

INFORMATION ABOUT THE TRUST

     The Trust is a diversified, open-end management investment company organized in 1985 as a business trust under the laws of Massachusetts. The Trust is a series type company with twelve investment portfolios. The Fund is one of those portfolios. The address of the Trust is 399 Boylston Street, Boston, Massachusetts 02116.

INFORMATION ABOUT ROBERTSON STEPHENS

     The general partner of Robertson Stephens is Bayview and the sole limited partner of Robertson Stephens is RSRI. RS Company owns 99% of the outstanding membership interests in RSRI, while Bayview owns the other 1%, and is RSRI's managing member. Bayview is a newly created, wholly-owned subsidiary of RS Company. As a result of the Acquisition, RS Group and RS Inc. were merged into RS Company, a newly created, wholly-owned subsidiary of BankAmerica. Mr. G. Randall Hecht is the President of Robertson Stephens. He is also the Executive Officer of Asset Management in BankAmerica. The address of Robertson Stephens, Bayview, RSRI, RS Company and Mr. Hecht is 555 California Street, San Francisco, California 94104.

     Robertson Stephens acts as investment adviser and administrator to the Diversified Growth Fund, which has a similar objective to that of the Fund. Robertson Stephens has either (i) waived, reimbursed or reduced its compensation, or (ii) reimbursed expenses to, or borne expenses for, the Diversified Growth Fund in connection with its management.

                                    ANNUAL          ANNUAL        APPROXIMATE
                                  MANAGEMENT    ADMINISTRATIVE     NET ASSETS
                                   FEE RATE        FEE RATE          AS OF
         FUND AND YEAR            (AS A % OF       AS A % OF        6/30/97
           ORGANIZED              NET ASSETS)    (NET ASSETS)     ($ MILLIONS)
-------------------------------  -------------  --------------    ------------
Diversified Growth Fund
  (1996).......................      1.00%           0.25%           $ 47.0

     Robertson Stephens also acts as sub-adviser for the fund of another investment company not affiliated with Robertson Stephens. The approximate size and management fee rates for the Robertson Stephens Diversified Growth Portfolio are set forth below; it has a similar objective to the Fund. Robertson Stephens has not waived, reduced or otherwise agreed to reduce its compensation for this fund.

                                                                     APPROXIMATE NET
                                                                          ASSETS
                                       ANNUAL MANAGEMENT FEE          AS OF 6/30/97
        FUND                        RATE (AS A % OF NET ASSETS)        ($ MILLIONS)
---------------------            ----------------------------------  ---------------
Robertson Stephens
  Diversified Growth
  Portfolio (London P
  Variable Insurance
  Series Trust)................  .70% of the first $10 million             $1.5
                                 .65% of the next $25 million
                                 .60% of the next $165 million
                                 .55% of amounts over $200 million

INFORMATION ABOUT BANKAMERICA

     BankAmerica is a bank holding company that was incorporated on October 7, 1968 under the laws of the State of Delaware, and is registered under the Bank Holding Company Act of 1956, as amended. Through its network of subsidiaries, BankAmerica provides banking and other financial services throughout the United States and in selected international markets to consumers and business customers, including corporations, governments and other institutions. As a global financial intermediary, BankAmerica provides capital-raising services, trade finance, cash management, investment banking, capital markets and credit products, and financial advisory services to large public-and private-sector institutions that are part of the global economy. At December 31, 1996, BankAmerica, together with its subsidiaries, was one of the three largest bank holding companies in the United States, with total assets of $250.8 billion. The address of BankAmerica is 555 California Street, San Francisco, California 94104.

     Bank of America National Trust and Savings Association (the "Bank") is the largest subsidiary of BankAmerica Corporation. The Bank, which was organized in 1904, provides commercial banking and trust business through an extensive system of branches across the western United States. The Bank's principal banking affiliates operate branches in eleven U.S. states as well as corporate banking offices in major U.S. cities and branches, corporate offices, and representative offices in 37 other countries and territories. The Bank and its affiliates act as investment advisers to assets of over $50 billion, including over $19 billion in mutual funds.

INFORMATION ABOUT NEFM

     NEFM is a limited partnership. Its sole general partner, NEF Corporation, is a wholly-owned subsidiary of NEIC Holdings, Inc. ("NEIC Holdings"), which is a wholly-owned subsidiary of New England Investment Companies, L.P. ("NEIC"). NEF Corporation is also the sole general partner of NEF, which is the principal underwriter for the Fund. NEIC owns the entire limited partnership interest in each of NEF and NEFM. The sole general partner of NEIC is New England Investment Companies, Inc. ("NEIC Inc."), which is a wholly-owned subsidiary of MetLife New England Holdings, Inc., which is in turn a wholly-owned subsidiary of Metropolitan Life Insurance Company ("MetLife"). MetLife owns indirectly a majority of the outstanding limited partnership interests in NEIC.

     The principal executive officer of NEF and NEFM is Henry L.P. Schmelzer, who is the President and a Trustee of the Trust and whose principal occupation is his positions with NEF and NEFM. The address of NEF, NEFM, NEF Corporation, NEIC Holdings, NEIC, NEIC Inc. and Mr. Schmelzer is 399 Boylston Street, Boston, Massachusetts 02116. The address of MetLife New England Holdings, Inc. and MetLife is One Madison Avenue, New York, New York 10010.

OTHER INFORMATION

     The following persons are both (1) Trustees or officers of the Trust and
(2) officers or employees of NEFM (or officers or directors of that firm's corporate general partner): Henry L.P. Schmelzer, Bruce Speca, Frank Nesvet and John Pelletier. In addition, Peter S. Voss, President and Chief Executive Officer of NEIC, is a Trustee and an officer of the Trust.

     In addition to paying management fees to NEFM, the Fund compensates NEF (an affiliate of NEFM) for providing various services to the Fund and its shareholders. These arrangements will not be affected in any way by the New Sub-Advisory Agreements.

     As of September 30, 1997, to the Trust's knowledge, the following persons owned of record or beneficially more than 5% of the outstanding shares of the indicated class of the Fund:

                                      NUMBER OF
CLASS          SHAREHOLDER              SHARES        PERCENT
-----          -----------           ------------       -------
 C      U.S. Clearing Corp            39,968.0260       5.43%
        26 Broadway
        New York NY 10004

 B      MLPF&S for the               216,114.6380       7.95%
        sole benefit
        4800 Deer Lake Dr. East
        Jacksonville, FL 32246

     As of September 30, 1997, the officers and Trustees of the Trust as a group owned less than 1% of the outstanding shares of the Fund.